 SUBSCRIPTION AGREEMENT

TO:         PNG Ventures, Inc.
2038 Corte Del Nogal, Suite 110
Carlsbad, California  92011
Attention: Mark Baum, Esq.

Ladies and Gentlemen:

The undersigned (the “Subscriber”) hereby tenders Subscriber’s subscription to PNG Ventures, Inc., a Delaware corporation (the “Company”), on the terms and conditions hereinafter set forth:

1.           DEFINITIONS

1.1           “Effective Date” shall mean June __, 2008.

1.2           “Subscriber Shares” are the number of shares of Common Stock to be issued to Subscriber pursuant to this Subscription Agreement.

1.3           “Exchange Agreement” shall mean that certain Share Exchange Agreement among Earth Biofuels, Earth LNG, Inc., New Earth LNG, Inc. and its subsidiaries and the Company dated as of the Effective Date.

1.4           “Credit Agreement” shall mean that certain Amended and Restated Credit Agreement dated as of the Effective Date between New Earth LNG, Subscriber and the other parties listed therein, whereby New Earth LNG, as a subsidiary of the Company, will be primary borrower.

1.5           “Master Rights Agreement” shall mean that certain Master Rights Agreement between the Company and Subscriber regarding certain registration and other rights related to the Subscriber Shares.

1.6           “Earth Biofuels” shall mean Earth Biofuels, Inc.

1.7           “New Earth LNG” shall mean New Earth LNG, Inc., a Delaware Corporation.

1.8           “Common Stock” shall mean the common stock of the Company, $.001 par value per share.

1.9           “Securities Act” shall mean the Securities Act of 1933, as amended.

1.10           “Subscription Agreement” shall mean this Subscription Agreement.

1.11           “Affiliate” shall mean and any individual, corporation, partnership, association, or business that directly or indirectly through intermediaries, controls, is controlled by or is under common control with Subscriber.

1.12           “Commission” shall mean the Securities and Exchange Commission.

1.13           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended

2.	SUBSCRIBER SHARES

2.1           Subscription.  Subscriber hereby irrevocably subscribes for 1,100,000 shares of Common Stock (the “Subscriber Shares”), to be issued to Subscriber upon closing of the transaction contemplated by the Exchange Agreement and as partial consideration for the Credit Agreement and the proceeds thereunder.

2.2           Closing.  The issuance of the Subscriber Shares shall occur contemporaneously with the execution and delivery of the Credit Agreement, the closing relating to the Exchange Agreement and Master Rights Agreement at a closing (the “Closing”) to be held at a time and place agreed upon by the parties.  At the Closing, Subscriber and the Company shall each deliver an executed copy of this Subscription Agreement and the Company will deliver to Subscriber a stock certificate for the Subscriber Shares.

2.3           Transfer.  Subscriber acknowledges and agrees that Subscriber will not sell, transfer, or otherwise dispose of the Subscriber Shares unless (i) to an Affiliate, subject to compliance with federal and state securities laws, (ii) the Company agrees to such transfer, subject to compliance with federal and state securities laws, or (iii) the Common Stock is registered under the Securities Act as provided under the Master Rights Agreement or otherwise, or unless such sale, transfer, or other disposition would be in compliance with all applicable federal and state laws and regulations and Subscriber provides the Company with a legal opinion reasonably acceptable in form and substance stating that such sale, transfer or other disposition may be made without registration under the Act or under any applicable state laws and regulations.

3.	REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company represents and warrants to Subscriber as follows:

3.1           Organization.  The Company is a corporation duly organized and validly existing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use.

3.2           Capitalization.  The authorized capital stock of the Company consists of Fifty Million (50,000,000) shares of common stock, $.001 par value per share, of which _______ shares are issued and outstanding, and 1,900,000 shares of Common Stock are issued in electronic form to the Company’s transfer agent as escrow agent, for issuance upon conversion of the Note (as defined in the Exchange Agreement), no shares are held in the treasury of the Company.  The Subscriber Shares will represent approximately 8.66% of the fully diluted shares of Common Stock immediately following the Closing.  The Subscriber Shares have been duly authorized for issuance and, when issued in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and nonassessable.  Subscriber will acquire good and valid title to the Subscriber Shares, free of all claims, liens, options, preemptive rights, charges, encumbrances, and restrictions of any kind whatsoever, except for restriction on their transferability under the Securities Act.  All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights.  There are no outstanding options, warrants or other rights, agreements or commitments of any kind obligating the Company to issue any additional shares of its capital stock, except as set forth in Section 3.3 of the Exchange Agreement.

3.3           Articles of Incorporation.  A true and complete copy of each of the Company’s Articles of Incorporation and Bylaws, as in effect on the Effective Date, have been provided to Subscriber.

3.4           No Conflict.  Neither the execution and delivery of this Subscription Agreement, nor the Master Rights Agreement, nor the transactions contemplated hereby and thereby, do or will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company, (ii) violate, contravene or conflict in any material respect with any resolution adopted by the board of directors or the shareholders of the Company, (iii) to the knowledge of the Company, violate any law or order applicable to the Company or any of its assets, properties or businesses, (iv) result in a breach of, constitute a default (or an event which, with or without the giving of notice or lapse of time or both, would become a default) under, require any consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation of, any material contract or agreement to which the Company is a party or is bound, or (v) result in the creation of any lien or encumbrance on any of the Subscriber Shares.

3.5           Authority.  This Subscription Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity.  The Company has the right, power, authority and capacity to execute and deliver this Subscription Agreement and perform its obligations hereunder.

3.6           Litigation.  The Company is not a party to any material pending litigation or, to its knowledge, any governmental proceedings are threatened against the Company, other than as relates to the Settlement Agreement (as defined in the Exchange Agreement), and related Amended Court Order (as defined in the Exchange Agreement) already provided to and reviewed by Subscriber.

3.7           Periodic Reports.  The Company is current in the filing of all quarterly or annual financial or reports with the Commission, and has been a reporting company under the Exchange Act.  All such reports and statements filed by the Company with the Commission did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.

4.	REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

In order to induce the Company to accept this Subscription Agreement, Subscriber hereby represents and warrants as follows:

4.1           Access to Information.

(a)           Documents and Records.  Subscriber acknowledges that all requested documents, records, and books pertaining to the Company have been made available for inspection by Subscriber or its representatives including, without limitation, the Settlement Agreement and related Amended Court Order, and the Exchange Agreement.  Subscriber has had a reasonable opportunity to ask questions of and receive answers from the officers of the Company concerning the terms and conditions of the offering of the Subscriber Shares, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense by the officers of the Company.  All such questions have been answered to the satisfaction of Subscriber.

(b)           Experience.  Subscriber has such knowledge and experience in financial and business matters as to enable Subscriber to (i) evaluate the merits and risks associated with the purchase of the Subscriber Shares, and (ii) make an informed decision with respect thereto.  Subscriber is financially capable of bearing the risk of loss of any and all consideration paid for the Subscriber Shares, and acknowledges that an investment in the Subscriber Shares involves a high degree of risk, including a possible total loss of investment.  Subscriber is acquiring the Subscriber Shares for its own account, not as a nominee or agent, and not with a view to, or for sale in connection with, any distribution thereof. Subscriber understands that the Subscriber Shares has not been registered under the Securities Act, or any state securities laws, by reason of specific exemptions from the registration provisions of the Securities Act and such laws that may depend upon, among other things, the bona fide nature of Subscribers’ investment intent as expressed herein.

(c)           Accredited Investor.  Subscriber is an “accredited investor” within the meaning of Regulation D promulgated by the Commission under the Securities Act.  Subscriber acknowledges that the Company will rely upon the representations and warranties made by Subscriber in this Subscription Agreement in order to establish an exemption from the registration requirements of the Securities Act and applicable state securities laws and that Company shall place the legend described in Section 4.2 (the “Legend”) on the certificate representing the Subscriber Shares to reflect that the Subscriber Shares have not been registered under the Securities Act and applicable state laws.

(d)           Transfer.  Subject to Section 2.3, Subscriber will not transfer any shares of Common Stock without registration under the Securities Act and applicable state securities laws unless the transfer is exempt from registration under the Securities Act and such laws and is made in compliance with the Legend.

(e)           Authorization.  All action on the part of Subscriber necessary for the authorization, execution, delivery and performance of all obligations of Subscriber under this Subscription Agreement have been taken prior to Closing.  This Subscription Agreement, when executed and delivered by such Subscriber, will constitute the valid and binding obligation of such Subscriber, except as enforceability may be limited in accordance with bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding thereof may be brought.

4.2           Legend.  Subscriber understands that there will be placed on the certificates for the Subscriber Shares, when issued and delivered, the Legend, stating in substance as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

5.	GOVERNING LAW

ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

6.           ENTIRE AGREEMENT

This Subscription Agreement, the Master Rights Agreement and all other agreements contemplated by this Subscription Agreement supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

6.           NOTICES

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Subscription Agreement shall be in writing and shall be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient accompanied by a certified or registered mailing.  Such notices, demands and other communications shall be sent to the Company and Subscriber at the addresses set forth below and to the other parties hereto at such address or to the attention of such other person as is specified in the Company's books and records:

If to the Company:

PNG Ventures, Inc.
2038 Corte Del Nogal, Suite 110
Carlsbad, California  92011
Attention: Mark Baum, Esq.
Tel. (760) 804-8844 x205
Facsimile: (760) 804-8845

with a copy to:

Hodgson Russ, LLP
1540 Broadway, 24th Floor
New York, NY 10036
Attention: Ron Levy, Esq.
Tel. (212) 751-4300
Fax. (212) 751-0928
Email: rlevy@hodgsonruss.com

If to Subscriber:

______________________
______________________
______________________
Attention Tom Quimby
Tel. (___) __-___________
Facsimile: (___)___-_____
Email: tom@medleycapital.com

King & Spalding, LLP
1185 Avenue of the Americas
New York, NY 10036
Attention: Gerald Woods, Esq.

Tel. (212) 556-2232
Facsimile: (212) 556-2222
Email: GWoods@kslaw.com

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

7.           WAIVER

Waiver by either party of any term or provision of this Subscription Agreement shall be in writing and shall not constitute a continuing waiver thereof nor of any further or additional rights such party may hold under this Subscription Agreement.

8.	SEVERABILITY

If any provision of this Subscription Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

9.	CUMULATIVE RIGHTS

Unless expressly stated to the contrary elsewhere in this Subscription Agreement, all rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative and not restrictive of those given by law.

10.	HEADINGS

The descriptive headings of this Subscription Agreement are inserted for convenience only and do not constitute a part of this Subscription Agreement.

11.           COUNTERPARTS

This Subscription Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.  Facsimile or scanned and emailed counterparts signatures to this Subscription Agreement shall be acceptable and binding.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the Effective Date.

Subscriber:

FOURTH THIRD LLC

By:   /s/ Seth R. Taube
Name:   Seth R. Taube
Title:     Authorized Signatory

ACCEPTED AND AGREED TO:

Company:

PNG VENTURES, INC.

By:    /s/ Kevin Markey
Name:        Kevin Markey
Title:          Chief Executive Officer